Exhibit 99.1

PROTAGENIC THERAPEUTICS, INC.

AND SUBSIDIARY

DECEMBER 31, 2014 AND 2013

TABLE OF CONTENTS

Page

Independent Auditors’ Report	1

Consolidated Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Operations and Comprehensive (Loss)	3

Consolidated Statements of Stockholders’ (Deficit) Equity	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6 - 24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Protagenic Therapeutics, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Protagenic Therapeutics, Inc. and Subsidiary as of December 31, 2014 and 2013 and the related consolidated statements of operations and comprehensive (loss), stockholders’ (deficit) equity, and cash flows for the years then ended. Protagenic Therapeutics, Inc. and Subsidiary’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Protagenic Therapeutics, Inc. and Subsidiary as of December 31, 2014 and 2013 and the results of their consolidated operations and their consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has continued to incur net (losses), has an accumulated (deficit) as of December 31, 2014 and its principal operations have not yet commenced. These factors among others create a substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Our opinion is not modified with respect to that matter.

Schulman Lobel Zand Katzen Williams & Blackman LLP

CERTIFIED PUBLIC ACCOUNTANTS

North Brunswick, New Jersey
October 16, 2015

	2014	2013
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$22,733	$155,983

Prepaid research and developemnt expenses	—	47,224

TOTAL CURRENT ASSETS	22,733	203,207

EQUIPMENT
Office	9,414	9,414
Computer	12,506	12,506

	21,920	21,920
Less: Accumulated depreciation	(21,920)	(21,540)

Total equipment	—	380

OTHER ASSETS	4,147	3,063

TOTAL ASSETS	$26,880	$206,650

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$145,733	$130,310
Income taxes payable	2,500	3,100

TOTAL CURRENT LIABILITIES	148,233	133,410

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ (DEFICIT) EQUITY
Common stock at $.001 par value, 10,000,000 shares authorized; 7,613,338 shares issued and 6,613,338 shares outstanding	7,613	7,613
Additional paid-in-capital	5,580,548	5,316,322
Accumulated (deficit)	(5,461,933)	(5,159,452)
Treasury stock, at cost $.001 par value, 1,000,000 shares	(100,000)	(100,000)
Accumulated other comprehensive (loss) gain - foreign currency translation	(147,581)	8,757

TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(121,353)	73,240

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$26,880	$206,650

	2014	2013
REVENUE	$—	$—
OPERATING AND ADMINISTRATIVE EXPENSES
Research and development expenses
Sponsorship research and development	67,270	178,018
Legal fees	25,287	13,549
Salaries	88,791	95,238
Patent expense	60,434	25,500
Consulting	10,861	11,650
Payroll taxes and employee benefits	5,335	5,089
Rent - related party and officer	5,862	5,079
Travel	2,892	477
Telephone, internet and website	2,703	2,713
Rebates from research and development Canadian tax credits	(78,366)	(46,355)

Total research and development expenses	191,069	290,958
Depreciation expense	380	1,200
Consulting expense - other	4,133	16,662
Stock compensation expense	85,168	603,785
Tax expense based on capital tax	3,463	3,100
Miscellaneous expenses	7,887	15,523

TOTAL OPERATING AND ADMINISTRATIVE EXPENSES	292,100	931,228

OTHER INCOME (EXPENSE)
Interest income	49	74
Interest expense - stockholder	—	(3,282)
Loss on foreign transaction exchange	(10,430)	(2,560)

TOTAL OTHER (EXPENSE) - NET	(10,381)	(5,768)

NET (LOSS)	(302,481)	(936,996)

COMPREHENSIVE (LOSS)
Other Comprehensive (Loss) - net of tax
Foreign exchange translation (loss)	(156,338)	(111,757)

TOTAL COMPREHENSIVE (LOSS)	$(458,819)	$(1,048,753)

Net (loss) per common share - basic and diluted	$(0.05)	$(0.14)
Weighted average common shares - basic and diluted	6,613,338	6,780,074

							Accumulated
							Other	Stockholders’
	Common Stock		Additional	Accumulated	Treasury Stock		Comprehensive	(Deficit)
	Shares	Amount	Paid-in-Capital	(Deficit)	Shares	Amount	Gain (Loss)	Equity
BALANCE - December 31, 2012	6,795,549	$6,795	$3,920,566	$(4,222,456)	—	—	$120,514	$(174,581)

Issuance of common stock	475,000	475	474,525	—	—	—	—	475,000
Issuance of warrants on conversion of bridge loan	310,000	310	309,690	—	—	—	—	310,000
Issuance of warrants on conversion of bridge loan interest	7,789	8	7,781	—	—	—	—	7,789
Issuance of common stock for consulting services	25,000	25	24,975	—	—	—	—	25,000
Stock option grants	—	—	5,735	—	—	—	—	5,735
Issuance of warrants	—	—	573,050	—	—	—	—	573,050
Purchase of common stock	—	—	—	—	(1,000,000)	(100,000)	—	(100,000)
Foreign currency translation (loss)	—	—	—	—	—	—	(111,757)	(111,757)
Net (loss)	—	—	—	(936,996)	—	—	—	(936,996)

BALANCE - December 31, 2013	7,613,338	7,613	5,316,322	(5,159,452)	(1,000,000)	(100,000)	8,757	73,240

Stock option grants	—	—	264,226	—	—	—	—	264,226
Foreign currency translation (loss)	—	—	—	—	—	—	(156,338)	(156,338)

Net (loss)	—	—	—	(302,481)	—	—	—	(302,481)

BALANCE - December 31, 2014	7,613,338	$7,613	$5,580,548	$(5,461,933)	(1,000,000)	$(100,000)	$(147,581)	$(121,353)

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss)	$(302,481)	$(936,996)
Adjustments to reconcile net (loss) to net cash provided by (used in) provided by (used in) operating activities
Depreciation expense	380	1,200
Stock based compensation	264,226	603,785
Changes in operating assets and liabilities
Prepaid research and development expenses	47,224	(47,224)
Other assets	(1,084)	(415)
Accounts payable and accrued expenses	15,423	103,642
Income taxes payable	(600)	3,100

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	23,088	(272,908)

CASH FLOWS FROM FINANCING ACTIVITIES
Purchase of treasury stock	—	(100,000)
Proceeds from bridge loan	—	160,000
Proceeds from issuance of common stock	—	475,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	—	535,000

Effect of exchange rate on cash and cash quivalents	(156,338)	(111,757)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(133,250)	150,335
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	155,983	5,648

CASH AND CASH EQUIVALENTS, END OF YEAR	$22,733	$155,983

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest expense	$—	$—

Cash paid for income taxes based on capital tax	$4,063	$—

NONCASH TRANSACTIONS
Warrants issued for interest on bridge loan	$—	$7,789
Warrants issued for bridge loan	$—	$310,000

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 1	ORGANIZATION AND NATURE OF BUSINESS

Protagenic Therapeutics, Inc. (“PTI U.S.A.”) was organized on September 29, 2004 in the State of Delaware. On September 14, 2015, PTI U.S.A. obtained its renewal and revival of its Delaware charter which had become inoperative effective August 7, 2015. The Company is a privately held biotechnology company focused on the discovery, research and development of pre-clinical studies for developing novel, naturally occurring, human neuropeptide-based, brain-active therapeutics for treatment of depression, mood, anxiety and other neurodegenerative disorders. The Company is also interested in acquiring exclusive intellectual property rights for peptide-based therapeutics for the treatment of neurological and mood disorders. Once the Company’s planned principal operations commence, its focus will be licensing certain technologies and the continued research of the new technologies.

Protagenic Therapeutics Canada (2006) Inc. (“PTI Canada”) was incorporated in 2006 in the Province of Ontario, Canada. PTI Canada is a wholly-owned subsidiary of PTI U.S.A. (collectively, the “Company”). It provides operational support and assistance for the implementation of corporate and operational activities conducted in Canada.

NOTE 2	FINANCIAL CONDITION AND LIQUIDITY

Financial condition

The Company’s accompanying consolidated financial statements indicate that there is substantial doubt about its ability to continue as a going concern since the Company is dependent on its ability to obtain additional capital or obtain short term financing and actually commence its operations to fund the Company’s long-term plans. The Company has incurred net (losses) of ($302,481) and ($936,996) for the years ended December 31, 2014 and 2013, respectively, resulting in an accumulated (deficit) of ($5,461,933) and ($5,159,452) as of December 31, 2014 and 2013, respectively. The success of the Company is dependent upon obtaining the necessary regulatory approvals, bringing its products to market and achieving profitable operations. The continuation of the research and development programs and the commercialization of its products are dependent upon the Company’s ability to successfully complete these activities and to obtain adequate financing through a combination of financing activities and operations. No assurances can be given that management of the Company will be successful in its efforts. The Company’s existing liquidity is not sufficient to fund its operations, working capital and other financing requirements for the foreseeable future. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be not able to continue as a going concern. These factors among others create a substantial doubt about the Company’s ability to continue as a going concern.

Liquidity

The Company intends to finance its activities through managing current cash and cash equivalents on hand and seeking additional funds raised in the future through the issuance of common stock or borrowing of funds. However, there can be no assurance that financing of such funds will be available when required, or if available, obtained on satisfactory terms to the Company.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the parent company, PTI U.S.A, and its wholly owned subsidiary, PTI Canada. All significant intercompany transactions and balances have been eliminated from the consolidated financial statements.

Basis of Accounting

The accompanying consolidated financial statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification.

Foreign Currency Translation and Transactions

The assets and liabilities of the Company’s foreign subsidiary PTI Canada are translated into U.S. dollars from its functional currency using the exchange rate in effect at the balance sheets date. Additionally, the accounts on the statements of operations are translated using exchange rates approximating average rates prevailing during the years. Translation adjustments that arise from translating its financial statements from the local currency to the U.S. dollar are accumulated and reflected as a separate component of stockholders’ equity (deficit). Transaction gains and losses that arise from exchange rate changes denominated in currencies other than the local currency are included in the consolidated statements of operations as incurred. As of December 31, 2014, PTI U.S.A. recorded an accumulated translation loss of $147,581 which converts to CA$ 170,251. At December 31, 2013, PTI U.S.A. recorded an accumulated translation gain of $8,757 which converts to CA$ 9,315.

Certain amounts pertaining to the Canada Revenue Agency included in the accompanying notes to the consolidated financial statements may be in Canada dollars (denoted as “CA$”). If not denoted with CA$, then all amounts are stated in U.S. dollars (as “$”).

As of December 31, 2014 and 2013, approximately 49% and 3%, respectively, of the Company’s cash and cash equivalent balances was translated to U.S. dollars since the amount was maintained with PTI Canada. As of December 31, 2013, 100% of the prepaid research and development expenses were translated to U.S. dollars since it was paid by and maintained with PTI Canada.

Use of Estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amount of revenues and expenses during the reporting period. Significant estimates include accruals, contingencies, valuation allowance for deferred tax assets and valuation of stock options and warrants. These estimates may be adjusted as more current information becomes available, and any adjustment could have a significant impact on recorded amounts. Actual results could differ from those estimates.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

Cash equivalents consist of money market instruments purchased with an original maturity of three months or less. The Company maintains its cash and cash equivalents with two high credit quality financial institutions with one located in each the United States and Canada, which at times, may be in excess of insured amounts with the U.S. Federal Deposit Insurance Company. The Company’s policy is to maintain its cash and cash equivalents with reputable financial institutions assessed on an annual basis.

Equipment

Equipment is stated at cost less accumulated depreciation. Improvements and replacements of equipment are capitalized. Maintenance and repairs that do not improve or extend the lives of equipment are charged to expense as incurred. When assets are retired, their cost and related accumulated depreciation are removed from the accounts and any gain or loss is reported in the consolidated statements of operations. Depreciation is computed using straight-line methods over their estimated useful lives ranging from 3 to 5 years.

Treasury Stock

During 2013, the Company purchased 1,000,000 shares of common stock at $.10 per share for a total cost of $100,000. Management of the Company does not plan to retire the stock and applies the cost method to its treasury stock transactions. Differences between proceeds for reissuance of treasury stock and the cost are credited or charged to additional paid in capital to the extent of the prior credits and thereafter to accumulated deficit.

Financial Instruments

Financial assets and financial liabilities are initially recorded at fair value and their subsequent measurements are determined in accordance with their classification. The classification depends on the purpose for which the financial instruments were acquired or issued and their characteristics. Cash and cash equivalents are classified as held-for-trading assets and are reported at fair value. Accounts payable and accrued liabilities are classified as other liabilities and after initial recognition are recorded at amortized cost. As of December 31, 2014 and 2013, there were no significant differences between the carrying values of these amounts and their estimated fair values due to their short-term nature.

Rebates from Research and Development Credits

The Company derives rebates from scientific research and experimental development tax credits issued by the Canada Revenue Agency for qualified expenditures. The credits are recognized when the rebate is issued. The amounts received are reinvested into the Company’s scientific research, experimental development and operational works conducted in Canada.

Research and Development Expenses, net of Rebates

The Company’s research and development expenditures for present and future products are expensed as incurred. The Company incurred research and development expenses of $191,069 and $290,958 net of rebates from research and development credits during the years ended December 31, 2014 and 2013, respectively.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

Stock-based compensation expense consists of expenses for the granting of shares, stock options and issuance of warrants periodically by the Company. Stock-based compensation cost is measured at each grant date, based on the fair value of the award using a Black Scholes Merton option pricing model (“Black Scholes”) when third party valuation is not available and are recognized as an operating expense on the straight-line basis over the vesting period, if applicable. Any unvested shares are re-measured at the end of each reporting period and adjusted accordingly, if material. All of the Company’s stock-based compensation is accounted for as an equity instrument.

Advertising Costs

The Company expenses advertising costs as incurred. The Company had no advertising expenses during the years ended December 31, 2014 and 2013.

Income Taxes

The Company accounts for income taxes utilizing the liability method. Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statement basis and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is recorded to reduce the carting amounts of deferred tax assets unless it is more likely than not that such asset will be realized.

Management has determined that a valuation allowance is required for the deferred tax assets which is primarily attributable to net operating loss carry forwards for federal and state tax purposes. The net operating losses expire through 2034 and 2021 for federal and state taxes, respectively. Thus, the consolidated financial statements do not reflect a deferred tax provision.

Accounting for Uncertain Tax Positions

The Company follows the Income Taxes Topic of the FASB Accounting Standards Codification, which provides clarification on accounting for uncertainty in income taxes recognized in an enterprise’s consolidated financial statements. The guidance prescribes a recognition threshold and measurement attribute for the consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on de-recognition, clarification, interests and penalties, disclosure and transition. The Company’s only major tax jurisdictions are the United States, New York and Canada. At December 31, 2014 and 2013, no significant income tax uncertainties have been included in the Company’s consolidated balance sheets. The Company’s policy is to recognize interest and penalties on unrecognized tax benefits in income tax expense in the consolidated statements of operations. No interest or penalties were recorded for the years ended December 31, 2014 and 2013. In addition, the Company currently has no federal or state tax examinations in progress. Tax returns are generally subject to potential examination for three years after filing.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive (Loss)

Comprehensive (loss) is net (loss) plus other comprehensive (loss) items that are provided directly to stockholders’ (deficit) equity. The only item currently applicable to other comprehensive (loss) is the foreign currency translation adjustments.

Basic and Diluted Net (Loss) per Common Share

Basic (loss) per common share is computed by dividing the net (loss) by the weighted-average number of shares of common stock outstanding for each period. Diluted (loss) per share is computed by dividing the net (loss) by the weighted-average number of shares of common stock outstanding plus the dilutive effect of shares issuable through the common stock equivalents for each period. For the years ended December 31, 2014 and 2013, there were 2,126,674 and 1,821,670, respectively, potentially dilutive securities not included in the calculation of weighted-average shares of common stock outstanding since they would be anti-dilutive.

New Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606),” which is the new, comprehensive revenue recognition standard that will supersede all existing revenue recognition guidance under Generally Accepted Accounting Principles (“GAAP”). The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to a customer in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective for annual and interim periods beginning on or after December 15, 2017, and early adoption is not permitted. Entities will have the option of using either a full retrospective approach or a modified approach to adopt the guidance in the ASU. The Company currently has no revenues and does not expect any impact of adopting this guidance.

In June 2014, ASU 2014-10 removed the definition of a development stage entity from the Master Glossary of the Account Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for the development stage entities to (1) present inception-to-date information in the statements of operations, cash flow, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. This ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The Company adopted this ASU effective with December 31, 2014 and 2013 consolidated financial statements and its adoption resulted in the removal of previously required development stage information

In June 2014, the FASB issued ASU 2014-12, “Compensation-Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could be Achieved after the Requisite Service Period.” This ASU provides more explicit guidance for treating share-based payment awards that require a specific performance target that affects vesting and that could be achieved after the requisite service period as a performance condition. The new guidance is effective for annual and interim reporting periods beginning after December 15, 2015. The Company does not expect the adoption of this guidance to have a material impact on the consolidated financial statements.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Pronouncements (continued)

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements – Going Concern (Topic 205-40)”, which requires management to evaluate whether there is a substantial doubt about an entity’s ability to continue as a going concern for each annual and interim reporting period. If substantial doubt exists, additional disclosure is required. This new standard will be effective for the Company for annual and interim periods beginning after December 31, 2016. Early adoption is permitted. The Company expects to adopt this new standard for the fiscal year ending December 31, 2015 and the Company will continue to assess the impact on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 4	EQUIPMENT

Equipment consisted of the following as of December 31:

	2014			2013
		Accumulated	Net Book		Accumulated	Net Book
	Cost	Amortization	Value	Cost	Amortization	Value
Office equipment	$9,414	$(9,414)	$—	$9,414	$(9,414)	$—
Computer equipment	12,506	(12,506)	—	12,506	(12,126)	380

	$21,920	$(21,920)	$—	$21,920	$(21,540)	$380

The Company recorded depreciation expense of $380 and $1,200 for the years ended December 31, 2014 and 2013, respectively.

NOTE 5	FAIR VALUE MEASUREMENTS

Accounting Standards Codification 820, “Fair Value Measurements and Disclosure,” (“ASC 820”) defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, not adjusted for transaction costs. ASC 820 also establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels giving the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 5	FAIR VALUE MEASUREMENTS (CONTINUED)

The three levels are described below:

Level 1 Inputs – Unadjusted quoted prices in active markets for identical assets or liabilities that is accessible by the Company;

Level 2 Inputs – Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3 Inputs – Unobservable inputs for the asset or liability including significant assumptions of the Company and other market participants.

There were no transfers in or out of any level the years ended December 31, 2014 and 2013.

The Company determines fair values for its investment assets as follows:

Cash equivalents at fair value – the Company’s cash equivalents, at fair value, consist of money market funds – marked to market. The Company’s money market funds are classified within Level 1 of the fair value hierarchy since they are valued using quoted market prices from an exchange.

The following tables provide information on those assets measured at fair value on a recurring basis as of December 31, 2014 and December 31, 2013, respectively:

	Carrying
	Amount
	In
	Balance	Fair
	Sheet	Value
	December 31,	December 31,	Fair Value Measurement Using
	2014	2014	Level 1	Level 2	Level 3
Assets:
Money Market Funds	$22,733	$22,733	$22,733	$—	$—

	Carrying
	Amount
	In
	Balance	Fair
	Sheet	Value
	December 31,	December 31,	Fair Value Measurement Using
	2013	2013	Level 1	Level 2	Level 3
Assets:
Money Market Funds	$155,983	$155,983	$155,983	$—	$—

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 6	SHORT TERM BRIDGE LOAN BORROWINGS

During 2013 and 2012, the Company had entered into bridge loan agreements for total borrowings of $310,000 with the executive director, chairman – board of directors and major stockholder of PTI U.S.A. and director of PTI Canada (the “Major Stockholder and Chairman”). The proceeds were used to fund research, development and the general operating activity of the Company. The loan bore interest at a rate of 10% per annum. On February 15, 2013, upon completion of the next fundraising round, the loan and accrued interest of $317,789 were converted into a fixed number of 953,367 warrants to purchase shares of the Company’s common stock at the purchase price of $1.00 per share. The Company did not enter into any bridge loan arrangements during 2014. The Company recorded interest expense of $ 3,282 for the year ended December 31, 2013.

NOTE 7	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of December 31:

	2014	2013
Patent costs - to University of Toronto, a stockholder	$87,244	$94,344
Patent costs - legal expensess	51,120	34,468
Research and development - to University of Toronto, a stockholder	6,089	—
Other	1,280	1,498

	$145,733	$130,310

NOTE 8	STOCKHOLDERS’ EQUITY

Authorized Number of Common Stock Shares

During the formation of the Company, the original number of authorized shares was 750,000 shares of common stock. All 750,000 shares of common stock were issued and outstanding. On August 19, 2005, the number of authorized shares of common stock was increased from 750,000 to 10,000,000 shares. As of December 31, 2014 and 2013, the Company still has 10,000,000 shares of common stock authorized.

Common Stock Splits

On August 19, 2005, the number of shares of common stock issued and outstanding were split using a fraction of 4/3. This resulted in the Company having 1,000,000 common stock shares issued and outstanding upon the stock split.

On October 26, 2006, the Company’s common stock issued and outstanding was split into a new number of shares of common stock of the Company by multiplying each such share by 3.471652721. No fractional shares were issued in connection therewith. This resulted in the Company having 4,409,816 common stock shares issued and outstanding upon the stock split.

The Company has not had any additional stock splits since 2006.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 8	STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock Issuances

No common stock was issued during the year ended December 31, 2014. The Company issued 475,000 shares of common stock for $475,000 and issued 25,000 shares of common stock having a value of $25,000 for consulting services during the year ended December 31, 2013.

On March 15, 2006, the Company adopted the “Protagenic Therapeutic, Inc. 2006 Employee, Director and Consultant Stock Plan” (the “Plan”) and authorized 140,000 shares for issuance pursuant to the Plan. On April 1, 2012, the Company increased the number of authorized shares to 2,000,000 shares. In accordance with the Plan, the Company can grant to certain employees, directors or consultants options to purchase shares of the Company’s common stock which vest automatically or ranging from a one year period to a five year period. The shares are exercisable over a period of ten years from the date of grant. The Plan provides that qualified options be granted at an exercise price equal to the fair market value at the date of grant, as determined by the Board of Directors. On March 1, 2014, the Company granted a total of 240,000 options to purchase shares of the Company’s common stock at an exercise price of $1.00 per share. The 2014 options vest monthly over a one year period for most of the individuals and over a three year period for one individual. No options were granted during the year ended December 31, 2013.

Management has determined that for each round of stock options granted, it was reasonable to estimate the fair value of the common stock options using Black Scholes. Accordingly, the Company has accounted for options using this calculated value method. Based on the fact that the Company is a privately held company with no revenue, management has estimated its expected future equity volatility factor in valuing the Company’s common stock equivalents by starting with its historical volatility adjusted for the volatility of equity interests from comparable publicly traded and privately held published companies to arrive at such industry benchmarks to evaluate.

Stock-Based Compensation

The fair value of each stock option granted and warrant issued was estimated using the Black Scholes assumptions and or factors as follows:

Expected dividend yield (no dividends paid by the Company through 12/31/14)	- 0 -
Risk - free interest rate (Publicly available data published by the Federal Reserve)	2.30%
Expected life in years	10
Expected future equity volatility	85%
Weighted average calculated value of all common stock equivalents	$.83
Forfeitues based on voluntary termination behavior and analysis of actual option or warrant forfeitures (no forfeitures received by the Company through 12/31/14)	- 0 -
Calculated fair value of all common stock equivalents	$.73

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 8	STOCKHOLDERS’ EQUITY (CONTINUED)

Stock Options (continued)

The Company has outstanding the following options categorized by the type of grantee to purchase shares of the Company’s common stock as of December 31:

Grantee	2014	2013
Officer / Related Party	175,000	125,000
Consultants - Research & Development	664,444	489,444
Consultants - Legal	104,150	104,150
License Agreement - Research & Development	129,150	129,150
Consultants - Business Development, Administration and Clinical	145,000	130,000

Total Options Granted	1,217,744	977,744

The following is an analysis of the stock option grant activity under the Plan:

	Number of	Exercise	Weighted Average
	Options	Price	Exercise Price
Options granted 2006	531,598	$0.26	$0.26
Options granted 2007	21,146	$1.00	$1.00
Options granted 2011	300,000	$1.00	$1.00
Options granted 2012	125,000	$1.00	$1.00

Total Options outstanding at December 31, 2013	977,744		$0.60
Options granted 2014
(includes 50,000 options granted to the Officer/Related Party)	240,000	$1.00	$1.00

Total Options outstanding at December 31, 2014	1,217,744		$0.68

As of December 31, 2014 and 2013, the Plan had available option shares to be granted of 782,256 and 1,022,256, respectively. No stock options expired or were forfeited during the years ended December 31, 2014 and 2013. As of December 31, 2014 and 2013, the stock options had no intrinsic value. The Company recognized stock-based compensation expense pertaining to the options granted of $85,168 and $5,735 during the years ended December 31, 2014 and 2013, respectively.

The Company has recognized a total stock-based compensation expense pertaining to the options granted under the Plan of $798,920 since its formation through December 31, 2014 based on a fair value of $.73 per share calculated using the Black Scholes.

As of December 31, 2014, the unrecognized compensation cost on the 123,333 stock option grants that are non-vested out of the 240,000 stock options granted in 2014 under the Plan was $90,033. All stock options granted in 2013 and prior were fully vested as of December 31, 2013.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 8	STOCKHOLDERS’ EQUITY (CONTINUED)

Stock Options (continued)

The following is an analysis of the non-vested stock options under the Plan as of December 31, 2014:

Number of	Expiration	Remaining Contractual
Options	Date	Life (Years)	Exercise Price
15,000	March 1, 2015	0.167	$ 1.00
108,333	March 1, 2017	2.167	$ 1.00

Warrants:

The Company has conducted private placement offerings to raise financing since its formation. In connection with the private placement offerings that occurred in 2013, 2011 and 2007, the Company offered its common stock at a fixed purchase price of $1.00 per share, $0.001 par value, and offered 3 warrants for each share purchased. The warrants have an exercise price of $1.00 per share and have an exercise term of ten years from the date of issuance.

The Company has outstanding the following warrants to purchase the Company’s common stock as of December 31,

	2014	2013
Financing and stock subscriptions (includes 300,000 warrants to the Major Stockholder and Chairman)	2,100,000	2,100,000
Consultants	100,000	100,000
Debt conversion, Major Stockholder and Chairman	953,367	953,367

Total Warrants Issued	3,153,367	3,153,367

A summary of warrant issuances are as follows:

	Number of	Exercise	Weighted Average
	Warrants	Price	Exercise Price
Balance at December 31, 2012	775,000	$1.00 - $1.25	$1.03
Warrants exercised	—
Warrants expired	—
Warrants issued with stock subscriptions	2,378,367	$1.00	$1.01

Balance at December 31, 2013	3,153,367
Warrants exercised	—
Warrants expired	—

Balance at December 31, 2014	3,153,367		$1.01

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 8	STOCKHOLDERS’ EQUITY (CONTINUED)

Warrants: (continued)

All outstanding warrants are currently exercisable. A summary of warrants issued and outstanding at December 31, 2014 is summarized as follows:

Number of Common	Expiration	Remaining Contractual
Stock Equivalents	Date	Life (Years)	Exercise Price
100,000	01/01/2017	2.1	$1.25
675,000	07/07/2021	6.4 to 6.6	$1.00
2,378,367	12/20/2023	8.2 to 9.0	$1.00

3,153,367

As of December 31, 2014, the Major Stockholder and Chairman has been issued 1,253,367 warrants to purchase 417,789 shares of common stock at an exercise price of $1.00 exercisable over 10 year periods which ends either on May 19, 2021 or on February18, 2023.

The Company recognized stock-based compensation expense pertaining to the warrants issued of $0 and $573,050 during the years ended December 31, 2014 and 2013, respectively.

The Company has recognized a total stock-based compensation expense pertaining to the warrants issued of $761,633 since its formation through December 31, 2014 based on a fair value of $.73 per share calculated using the Black Scholes.

NOTE 9	INCOME TAXES

PTI Canada

Income tax recoveries attributable to losses from operations differ from the amounts computed by applying the combined Canadian federal and provincial income tax rates to pre-tax losses from operations primarily as a result of the provision of a valuation allowance on net future income tax benefits. Due to the Company’s stage of development and operations, and uncertainties related to the industry in which the Company operates, the tax benefit of the Company’s future income tax assets has been completely offset by a valuation allowance.

As of December 31, 2014 and 2013, the Company has available research and development expenditures for income tax purposes of approximately CA$1,131,000 and CA$1,045,000, respectively, or approximately $980,000 and $982,000, respectively, which may be carried forward indefinitely to reduce future years’ taxable income. As of December 31, 2014 and 2013, the Company also has unclaimed Canadian federal scientific research and development investment tax credits which are available to reduce future federal taxes payable of CA$223,000 and CA$209,000, respectively, or approximately $193,000 and $196,000, respectively. The benefit of these losses and investment tax credits has not been recorded in the accompanying consolidated financial statements.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 9	INCOME TAXES (CONTINUED)

PTI Canada: (continued)

The Company has accumulated federal and provincial income tax losses that can be used to offset future years’ taxable income. The non-capital tax losses expire as follows:

CA$
2026	102,700
2027	106,300
2028	79,100
2029	92,100
2030	74,000
2031	85,900
2032	81,900
2033	83,000
2034	99,000

804,000

PTI – U.S.A.

PTI U.S.A. files its own federal and separate state income tax returns. Certain tax years are subject to examination by the Internal Revenue service and certain state taxing authorities and generally remain open for 3 years after filing. The Company does not believe there would be any material adjustments upon such examination.

As of December 31, 2014 and 2013, the Company had federal net operating loss carryforwards of approximately $1,041,000 and $901,000, respectively, to reduce future federal income tax liabilities through 2034, which under regulations of the Internal Revenue Service related to ownership changes, could be limited under IRC Section 382. As of December 31, 2014 and 2013, the Company had state net operating loss carryforwards of approximately $293,000 and $152,000, respectively, to reduce future state tax liabilities also through 2034.

As of December 31, 2014 and 2013, realization of the Company’s deferred tax assets of $927,000 and $860,000, respectively, were not considered more likely than not and, accordingly, a valuation allowance of $927,000 and $860,000, respectively, has been provided.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 9	INCOME TAXES (CONTINUED)

PTI – U.S.A. (continued)

The net change in the valuation allowance during the year ended December 31, 2014 increased by $67,000 and in 2013 increased by $12,000.

	2014	2013
Federal net operating loss	$354,000	$306,000
State net operating loss	47,000	24,000
Canadian provincial - income tax losses	333,000	334,000
Canadian provincial - scientific investment tax credits	193,000	196,000

	927,000	860,000
Valuation allowance	(927,000)	(860,000)

Net deferred tax asset	$—	$—

The Company had state income tax expense based on U.S.capital tax of $3,463 and $3,100 for the years ended December 31, 2014 and 2013, respectively.

For the years ended December 31, 2014 and 2013, the actual tax expense differs from the effective tax expense (benefit) based on the U. S. Federal tax rate of 34%, as follows:

	2014	2013
Expected Federal tax rate	-34.0%	-34.00%
Expected State tax rate, net of Federal effect	-6.0%	-6.0%
Change in valuation allowance	40.0%	40.0%

Net deferred tax asset	0.0%	0.0%

NOTE 10	COLLABORATIVE AGREEMENTS

The Company and the University of Toronto, a stockholder of the Company (the “University”) entered into an agreement effective December 14, 2004 (the “Research Agreement”) for the performance of a research project titled “Evidence for existence of TCAP receptors in neurons” (the “Project”). The Research Agreement expired on March 31, 2013.

The Company and the University entered into an agreement effective April 1, 2014 (the “New Research Agreement”) for the performance of a research project titled “Teneurin C-terminal Associated Peptide (“TCAP”) mediated stress attenuation in vertebrates: Establishing the role of organismal and intracellular energy and glucose regulation and metabolism” (the “New Project”). The New Project is to perform research related to work done by a professor at the University and stockholder of the Company (the “Professor”) in regard to TCAP mediated stress attenuation in vertebrates: Establishing the role of organismal and intracellular energy and glucose regulation and metabolism. In addition to the New Research Agreement, the Professor entered into an agreement with the University in order to commercialize certain technologies. The New Research Agreement expired on March 31, 2015. In September 2015, the New Research Agreement was extended to March 31, 2016 which allows for further development of the technologies and use of their applications.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 10	COLLABORATIVE AGREEMENTS (CONTINUED)

As of December 31, 2014, the University has been granted 129,000 stock options which are fully vested at exercise prices of $.26 and $1.00 exercisable over 10 year periods which ends either on March 15, 2016 or on April 1, 2022. As of December 31, 2014, the Professor has been granted 483,299 stock options which are fully vested, except for 108,333 stock options, at exercise prices of $.26 and $1.00 exercisable over 10 or 13 year periods which ends either on March 15, 2016 or on March 1, 2027.

The sponsorship research and development expenses were $67,270 and $178,018 pertaining to the Research Agreements for the years ended December 31, 2014 and 2013, respectively.

NOTE 11	LICENSING AGREEMENTS

On July 31, 2005, the Company had entered into a Technology License Agreement (“License Agreement”) with the University pursuant to which the University agreed to license to the Company patent rights and other intellectual property, among other things (the “Technologies”). The Technology License Agreement was amended on February 18, 2015 and currently does not provide for an expiration date.

Pursuant to the License Agreement and its amendment, the Company obtained an exclusive worldwide license to make, have made, use, sell and import products based upon the Technologies, or to sublicense the Technologies in accordance with the terms of the License Agreement and amendment. In consideration, the Company agreed to pay to the University a royalty payment of 2.5% of net sales of any product based on the Technologies. If the Company elects to sublicense any rights under the License Agreement and amendment, the Company agrees to pay to the University 10% of any up-front sub-license fees for any sub-licenses that occur on or after September 9, 2006, and, on behalf of the sub-licensee, 2.5% of net sales by the sub-licensee of all products based on the Technologies. The Company had no revenue for the years ending December 31, 2014 and 2013 and therefore was not subject to paying any royalties.

In the event the Company fails to provide the University with semi-annual reports on the progress or fails to continue to make reasonable commercial efforts towards obtaining regulatory approval for products based on the Technologies, the University may convert our exclusive license into a non-exclusive arrangement. Interest on any amounts owed under the License Agreement and amendment will be at 3% per annum. All intellectual property rights resulting from the Technologies or improvements thereon will remain the property of the other inventors and/or the Professor, and/or the University, as the case may be. The Company has agreed to pay all out-of-pocket filing, prosecution and maintenance expenses in connection with any patents relating to the Technologies. In the case of infringement upon any patents relating to the Technologies, the Company may elect, at its own expense, to bring a cause of action asserting such infringement. In such a case, after deducting any legal expenses the Company may incur, any settlement proceeds will be subject to the 2.5% royalty payment owed to the University under the License Agreement and amendment.

The Company as a non-owner of the Technologies incurred legal expense for research and development projects associated with the License Agreement and its amendment of $25,287 and $ 13,549 during the years ended December 31, 2014 and 2013, respectively.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 11	LICENSING AGREEMENTS (CONTINUED)

The Company also incurred patent costs as a non-owner of the Technologies for research and development projects associated with the License Agreement and its amendment of $60,434 and $ 25,500 during the years ended December 31, 2014 and 2013, respectively.

The patent applications were made in the name of the Professor and other inventors, but the Company’s exclusive, worldwide rights to such patent applications are included in the License

Agreement and its amendment with the University. The Company maintains exclusive licensing agreements and it currently controls the six intellectual patent properties.

The patents are summarized as follows:

Patent Description	Country	Patent Status	Issue Date
Teneurin C-Terminal Associated	United States	Issued	01/03/2012
Peptides (“TCAP”) and Methods
and uses thereof.
Serial # 10/510,959

TCAP and Methods and uses	Australia	Issued	09/23/11
thereof.
Serial # 2003221575.

TCAP and Methods and uses	Canada	Issued	6/10/2014
thereof.
Serial # 2,482,810.

TCAP and Methods and uses	France, Germany	Issued	3/12/2014
thereof.	and Great Britain
Serial # 03717086.7

A Method for Regulating Neurite	United States	Pending	-
Growth: Application.		(Filed on 03/21/06)
Serial # 60/783,821

Method for Modulating Glucose	United States	Pending	-
Transport Using TCAP.
Serial # 62/026,346

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 12	COMMITTMENTS AND CONTINGENCIES

Operating Lease with Related Party

The Company paid its sole employee and officer, a related party, serving as the interim president and chief operating officer of PTI U.S.A. and a director and president and chief operating officer of PTI Canada (the “Officer/Related Party”), $5,862 and $5,079 for rent during the years ended December 31, 2014 and 2013, respectively, on the property which the Officer/Related Party is renting. The Company occupies roughly 1/3 of the total rented area and pays rent in an amount approximately to 1/3 of the monthly rent on the property. As of December 31, 2014, the monthly rent is $430 per month which is now paid by the Company on a month to month basis which may be cancelled upon providing the proper notice to the other party. Thus, the future lease commitment rent expense will be $5,160 per year.

Employment Agreement

The Company has an employment agreement with its sole employee the Officer/Related Party which expires on December 31, 2015 at a salary of $7,086 or CA$8,175 per month at a calculated value at December 31, 2014 plus a bonus, other healthcare benefits and has been granted stock options As of December 31, 2014, the Officer/Related Party has been granted 175,000 stock options which are fully vested, except for 8,333 stock options, at exercise prices of $.26 and $1.00 exercisable over 10 year periods which ends either on August 1, 2016 or on March 1, 2024. The Company’s salary expense to the Officer/Related Party was $88,791 and $ 95,238 for the years ended December 31, 2014 and 2013, respectively. The employment agreement also provides for severance compensation if the employee is terminated under certain conditions such as a change of control of the Company or is terminated without cause by the Company as defined in the agreement.

Upon the date of a change in control of the Company, 50% of the Officer/Related Party’s outstanding unvested common stock options become vested and exercisable. If the Officer/Related Party is terminated or resigns for good reason as a result of the change of control, the remaining 50% vests. In addition, if the Officer/Related Party is terminated or resigns for good reason the Officer/Related Party is entitled to receive 18 months in base salary, bonus eligible, medical and dental benefits continuation, and outplacement services.

If the Company terminates the employment agreement without cause or if the Officer/Related Party terminates the employment for good reason not involving a change of control, the Officer/Related Party is entitled to a lump sum payment of 12 months of base salary, bonus eligible, medical and dental benefits continuation, and outplacement services.

Either party may terminate the employment agreement (a) immediately at any time upon written notice to the other party in the event of a breach of employment by the other party which cannot be cured (i.e. breach of the confidentiality obligations) and/or (b) at any time without cause upon not less than forty-five (45) days’ prior written notice to the other party.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 12	COMMITTMENTS AND CONTINGENCIES (continued)

Consulting Agreement

PTI Canada entered into a consulting agreement with a stockholder of the Company, (the “Consultant”) which expires on December 31, 2015 pursuant to which the Consultant is responsible for overseeing i) design and development of enzyme-linked immunosorbent assay “(ELISA”), assays for measuring TCAP, ii) evaluation of TCAP exposure biomarker assay, iii) development of pipeline peptides, and iv) development of clinically compatible formulations for TCAP, as well as all of the bench research and development of formulation and extraction methods. As of December 31, 2014, the Consultant has been granted 100,000 stock options which are fully vested, except for 4,167 stock options, at an exercise price of $1.00 exercisable over 10 year periods which ends either on March 30, 2021 or on March 1, 2024. The Consultant is paid approximately CA$1,000 per month. Either party may terminate the agreement (a) immediately at any time upon written notice to the other party in the event of a breach of the agreement by the other party which cannot be cured (i.e. breach of the confidentiality obligations) and or (b) at any time without cause upon not less than fifteen (15) days’ prior written notice to the other party. Upon expiration or termination, neither the Company nor Consultant will have any further obligations under the consulting agreement.

The Company paid the Consultant $10,861 and $11,650 for research and development projects during the years ended December 31, 2014 and 2013, respectively.

Legal

In the normal course of business, the Company may become subject to claims or assessments. Such matters are subject to many uncertainties, and outcomes, which are not readily predictable with assurance.

NOTE 13	COMPENSATED ABSENCES

The employee of the Company is entitled to paid vacation, paid sick days and paid personal days off depending on the length of service. The Company is unable to estimate the amount of compensation for absences, and accordingly, no liability has been recorded in the accompanying consolidated financial statements. Thus, it is the Company’s policy to recognize the costs of compensated absences when actually paid to the employee.

NOTE 14	SUBSEQUENT EVENTS

Stock Options

In January, February, and March of 2015, the Company granted 490,000 stock options which vest over periods ranging from one year to five years at an exercise price of $1.25 per share exercisable over a period of 10 or 15 years from the date of grant. This includes 75,000 stock options granted to the Officer/Related Party and 50,000 stock options granted to the Consultant.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

NOTE 14	SUBSEQUENT EVENTS (continued)

Bridge Loan Borrowings

During the period April 15, 2015 through September 17, 2015, PTI U.S.A. entered into 4 bridge loan agreements aggregating $260,000 in borrowings with the last installment of $45,851 due to the Company on October 19, 2015 at 10% interest from the Major Stockholder and Chairman of the Company. The Company issued convertible promissory notes guaranteeing the payment of the principle and accrued interest in the form of shares of common stock at a purchase price of $1.25 per share upon completion of the next fundraising round or private placement offering.

Placement Agency Agreement

The Company had entered into a Placement Agency Agreement (the “Agency”) effective June 15, 2015 in connection with a private placement offering to issue up to 1,200,000 shares of the Company’s common stock at a price of $1.25 per share. However, the agreement was voluntarily terminated by the Company effective August 14, 2015. Since the Company did not close on any institutional financings or investments from investors during this period, the Company was not obligated to pay any commissions or fees to the Agency.

Legal Engagement Letter

Effective September 2, 2015, the Company entered into an engagement letter with a law firm to assist in a possible merger transaction. The Company was required and paid a retainer fee of $25,000.

Increase in Authorized shares of common stock

The Company adopted a certificate of amendment to the Company’s restated certificate of incorporation to increase the number of authorized shares of its $.001 par value common stock from 10,000,000 shares to 20,000,000 shares which was recorded by the state of Delaware on October 2, 2015.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

SEPTEMBER 30, 2015 AND 2014

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	1

Consolidated Financial Statements

Consolidated Balance Sheets	2

Consolidated Statements of Operations and Comprehensive (Loss)	3

Consolidated Statement of Changes in Stockholders’ (Deficit) Equity	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6 - 25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30, 2015 AND DECEMBER 31, 2014

	September 30, 2015 (Unaudited)	December 31, 2014 (Audited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$41,867	$22,733
Prepaid research and development expenses	350	—

TOTAL CURRENT ASSETS	42,217	22,733

EQUIPMENT
Office	9,414	9,414
Computer	12,506	12,506

	21,920	21,920
Less: Accumulated depreciation	(21,920)	(21,920)

Total equipment	—	—

OTHER ASSETS	—	4,147

TOTAL ASSETS	$42,217	$26,880

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued expenses	$150,823	$145,733
Bridge loan payable – stockholder (including accrued interest)	217,686	—
Capital taxes payable	1,500	2,500

TOTAL CURRENT LIABILITIES	370,009	148,233

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ (DEFICIT) EQUITY
Common stock at $.001 par value, 10,000,000 shares authorized; 7,612,838 shares issued	7,613	7,613
Additional paid-in-capital	5,753,178	5,580,548
Accumulated (deficit)	(5,856,811)	(5,461,933)
Treasury stock, at cost $.001 par value, 1,000,000 shares	(100,000)	(100,000)
Accumulated other comprehensive (loss) gain – foreign currency translation	(131,772)	(147,581)

TOTAL STOCKHOLDERS’ (DEFICIT)	(327,792)	(121,353)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$42,217	$26,880

See notes to the consolidated financial statements

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS)

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

(Unaudited)

	September 30, 2015	September 30, 2014
REVENUE	$—	$—
OPERATING AND ADMINISTRATIVE EXPENSES
Research and development expenses
Sponsorship research and development	46,346	67,270
Legal fees	17,855	25,287
Salaries	58,424	66,382
Patent expense	17,482	60,434
Consulting	7,866	8,120
Payroll taxes and employee benefits	5,490	4,594
Rent - officer and related party	3,584	3,577
Travel	1,894	2,892
Telephone, internet and website	1,501	1,746
Rebates from research and development Canadian tax credits	(8,630)	(78,366)

Total research and development expenses - net	151,812	161,936
Depreciation expense	—	193
Consulting expense - other	1,991	4,133
Stock compensation expense	172,630	59,618
Tax expense based on capital tax	1,500	3,463
Miscellaneous expenses	3,670	4,802
Legal expense retainer	25,000	—

TOTAL OPERATING AND ADMINISTRATIVE EXPENSES	356,603	234,145

OTHER INCOME (EXPENSES)
Interest and dividend income	—	49
Interest expense - stockholder	(3,537)	—
Loss on foreign transaction exchange	(34,738)	(10,430)

TOTAL OTHER INCOME (EXPENSES) - NET	(38,275)	(10,381)

NET (LOSS)	(394,878)	(244,526)
COMPREHENSIVE (LOSS)
Other Comprehensive Income (Loss) - net of tax
Foreign exchange translation income (loss)	15,809	(65,438)

TOTAL COMPREHENSIVE (LOSS)	$(379,069)	$(309,964)

Net (loss) per common share - basic and diluted	$(.06)	$(.04)
Weighted average common shares - basic and diluted	6,612,838	6,612,838

See notes to the consolidated financial statements

	Common Stock		Additional Paid-in-Capital	Accumulated (Deficit)	Treasury Stock		Accumulated Other Comprehensive Gain (Loss)	Stockholders’ (Deficit) Equity
	Shares	Amount			Shares	Amount
BALANCE - January 1, 2015	7,612,838	7,613	5,580,548	(5,461,933)	(1,000,000)	(100,000)	(147,581)	(121,353)

Stock option grants	—	—	172,630	—	—	—	—	172,630

Foreign currency translation (loss)	—	—	—	—	—	—	15,809	15,809

Net (loss)	—	—	—	(394,878)	—	—	—	(394,878)

BALANCE - September 30, 2015	7,612,838	$7,613	$5,753,178	$(5,856,811)	(1,000,000)	$(100,000)	$(131,772)	$(327,792)

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2015 AND 2014

(Unaudited)

	September 30, 2015	September 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net (Loss)	$(394,878)	$(244,526)
Adjustments to reconcile net (loss) to net cash (used in) operating activities
Depreciation expense	—	193
Stock based compensation	172,630	150,957
Changes in operating assets and liabilities
Prepaid research and development expenses	(350)	47,224
Other assets	4,147	(1,084)
Accounts payable and accrued expenses	3,090	16,349
Capital taxes payable	1,000	(600)

NET CASH (USED IN) OPERATING ACTIVITIES	(214,361)	(31,487)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bridge loan and accrued interest - stockholder	217,686	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	217,686	—

Effect of exchange rate on cash and cash equivalents	15,809	(65,438)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	19,134	(96,925)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	22,733	155,983

CASH AND CASH EQUIVALENTS, END OF PERIOD	$41,867	$59,058

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest expense	$—	$—

Cash paid for income taxes based on capital tax	$—	$963

See notes to the consolidated financial statements

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 AND 2014

NOTE 1	ORGANIZATION AND NATURE OF BUSINESS

Protagenic Therapeutics, Inc. (“PTI U.S.A.”) was organized on September 29, 2004 in the State of Delaware. On September 14, 2015, PTI U.S.A. obtained its renewal and revival of its Delaware charter which had become inoperative effective August 7, 2015. The Company is a privately held biotechnology company focused on the discovery, research and development of pre-clinical studies for developing novel, naturally occurring, human neuropeptide-based, brain- active therapeutics for treatment of depression, mood, anxiety and other neurodegenerative disorders. The Company is also interested in acquiring exclusive intellectual property rights for peptide-based therapeutics for the treatment of neurological and mood disorders. Once the Company’s planned principal operations commence, its focus will be licensing certain technologies and the continued research of the new technologies.

Protagenic Therapeutics Canada (2006) Inc. (“PTI Canada”) was incorporated in 2006 in the Province of Ontario, Canada. PTI Canada is a wholly-owned subsidiary of PTI U.S.A. (collectively, the “Company”). It provides operational support and assistance for the implementation of corporate and operational activities conducted in Canada.

NOTE 2	FINANCIAL CONDITION AND LIQUIDITY

Financial condition

The Company’s accompanying consolidated financial statements indicate that there is substantial doubt about its ability to continue as a going concern since the Company is dependent on its ability to obtain additional capital, short term financing or merging and actually commence its operations to fund the Company’s long-term plans. The Company has incurred net (losses) of ($394,878) and ($244,526) for the nine months ended September 30, 2015 and 2014, respectively, resulting in an accumulated (deficit) of ($5,856,811) as of September 30, 2015. The success of the Company is dependent upon obtaining the necessary regulatory approvals, bringing its products to market and achieving profitable operations. The continuation of the research and development programs and the commercialization of its products are dependent upon the Company’s ability to successfully complete these activities and to obtain adequate financing through a combination of financing activities and operations. No assurances can be given that management of the Company will be successful in its efforts. The Company’s existing liquidity is not sufficient to fund its operations, working capital and other financing requirements for the foreseeable future. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might be necessary should the Company be not able to continue as a going concern. These factors among others create a substantial doubt about the Company’s ability to continue as a going concern.

Liquidity

The Company intends to finance its activities through managing current cash and cash equivalents on hand and seeking additional funds raised in the future through the issuance of common stock, borrowing of funds or merging. However, there can be no assurance that financing of such funds will be available when required, or if available, obtained on satisfactory terms to the Company.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 AND 2014

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the parent company, PTI U.S.A, and its wholly owned subsidiary, PTI Canada. All significant intercompany transactions and balances have been eliminated from the consolidated financial statements.

Basis of Accounting

The accompanying consolidated financial statements of the Company have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification.

Foreign Currency Translation and Transactions

The assets and liabilities of the Company’s foreign subsidiary PTI Canada are translated into U.S. dollars from its functional currency using the exchange rate in effect at the balance sheets date. Additionally, the accounts on the statements of operations are translated using exchange rates approximating average rates prevailing during the years. Translation adjustments that arise from translating its financial statements from the local currency to the U.S. dollar are accumulated and reflected as a separate component of stockholders’ equity (deficit). Transaction gains and losses that arise from exchange rate changes denominated in currencies other than the local currency are included in the consolidated statements of operations as incurred. As of September 30, 2015, PTI U.S.A. recorded an accumulated translation loss of $131,772 which converts to CA $174,815. As of December 31, 2014, PTI U.S.A. recorded an accumulated translation loss of $147,581 which converts to CA$ 170,251.

Certain amounts pertaining to the Canada Revenue Agency included in the accompanying notes to the consolidated financial statements may be in Canada dollars (denoted as “CA$”). If not denoted with CA$, then all amounts are stated in U.S. dollars (as “$”).

As of September 30, 2015 and December 31, 2014, approximately 33% and 49%, respectively, of the Company’s cash and cash equivalent balances were translated to U.S. dollars since the amount was maintained with PTI Canada. As of September 30, 2015, 100% of the prepaid research and development expenses and as of December 31, 2014, 100% of the other assets were translated to U.S. dollars since the amounts were either paid by or maintained with PTI Canada.

Use of Estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amount of revenues and expenses during the reporting period. Significant estimates include accruals, contingencies, valuation allowance for deferred tax assets and valuation of stock options and warrants. These estimates may be adjusted as more current information becomes available, and any adjustment could have a significant impact on recorded amounts. Actual results could differ from those estimates.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 AND 2014

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

Cash equivalents consist of money market instruments purchased with an original maturity of three months or less. The Company maintains its cash and cash equivalents with two high credit quality financial institutions with one located in each the United States and Canada, which at times, may be in excess of insured amounts with the U.S. Federal Deposit Insurance Company. The Company’s policy is to maintain its cash and cash equivalents with reputable financial institutions assessed on an annual basis.

Equipment

Equipment was stated at cost less accumulated depreciation. Improvements and replacements of equipment are capitalized. Maintenance and repairs that do not improve or extend the lives of equipment are charged to expense as incurred. When assets are retired, their cost and related accumulated depreciation are removed from the accounts and any gain or loss will be reported in the consolidated statements of operations. Depreciation is computed using straight-line methods over their estimated useful lives ranging from 3 to 5 years.

Treasury Stock

During 2013, the Company purchased 1,000,000 shares of common stock at $.10 per share for a total cost of $100,000. Management of the Company does not plan to retire the stock and applies the cost method to its treasury stock transactions. Differences between proceeds for reissuance of treasury stock and the cost are credited or charged to additional paid in capital to the extent of the prior credits and thereafter to accumulated deficit.

Financial Instruments

Financial assets and financial liabilities are initially recorded at fair value and their subsequent measurements are determined in accordance with their classification. The classification depends on the purpose for which the financial instruments were acquired or issued and their characteristics. Cash and cash equivalents are classified as held-for-trading assets and are reported at fair value. Accounts payable and accrued liabilities are classified as other liabilities and after initial recognition are recorded at amortized cost. As of September 30, 2015, there were no significant differences between the carrying values of these amounts and their estimated fair values due to their short-term nature.

Rebates from Research and Development Credits

The Company derives rebates from scientific research and experimental development tax credits issued by the Canada Revenue Agency for qualified expenditures. The credits are recognized when the rebate is issued. The amounts received are reinvested into the Company’s scientific research, experimental development and operational works conducted in Canada.

Research and Development Expenses, net of Rebates

The Company’s research and development expenditures for present and future products are expensed as incurred. The Company incurred research and development expenses of $151,812 and $161,936 net of rebates from research and development credits during the nine months ended September 30, 2015 and 2014, respectively.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 AND 2014

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

Stock-based compensation expense consists of expenses for the granting of shares, stock options and issuance of warrants periodically by the Company. Stock-based compensation cost is measured at each grant date, based on the fair value of the award using a Black Scholes Merton option pricing model (“Black Scholes”) when third party valuation is not available and are recognized as an operating expense on the straight-line basis over the vesting period, if applicable. Any unvested shares are re-measured at the end of each reporting period and adjusted accordingly, if material. All of the Company’s stock-based compensation is accounted for as an equity instrument.

Advertising Costs

The Company expenses advertising costs as incurred. The Company had no advertising expenses during the nine month periods ended September 30, 2015 and 2014.

Income Taxes

The Company accounts for income taxes utilizing the liability method. Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statement basis and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless it is more likely than not that such asset will be realized.

Management has determined that a valuation allowance is required for the deferred tax assets which is primarily attributable to net operating loss carry forwards for federal and state tax purposes. The net operating losses expire through 2035 and 2022 for federal and state taxes, respectively. Thus, the consolidated financial statements do not reflect a deferred tax provision.

Accounting for Uncertain Tax Positions

The Company follows the Income Taxes Topic of the FASB Accounting Standards Codification, which provides clarification on accounting for uncertainty in income taxes recognized in an enterprise’s consolidated financial statements. The guidance prescribes a recognition threshold and measurement attribute for the consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return, and also provides guidance on de- recognition, clarification, interests and penalties, disclosure and transition. The Company’s only major tax jurisdictions are the United States, New York and Canada. At September 30, 2015 and December 31, 2014, no significant income tax uncertainties have been included in the Company’s consolidated balance sheets. The Company’s policy is to recognize interest and penalties on unrecognized tax benefits in income tax expense in the consolidated statements of operations. No interest or penalties were recorded for the nine months ended September 30, 2015 and 2014. In addition, the Company currently has no federal or state tax examinations in progress. Tax returns are generally subject to potential examination for three years after filing.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 AND 2014

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Comprehensive Income (Loss)

Comprehensive income (loss) is net (loss) plus other comprehensive income (loss) items that are provided directly to stockholders’ (deficit) equity. The only item currently applicable to other comprehensive income (loss) is the foreign currency translation adjustments.

Basic and Diluted Net (Loss) per Common Share

Basic (loss) per common share is computed by dividing the net (loss) by the weighted-average number of shares of common stock outstanding for each period. Diluted (loss) per share is computed by dividing the net (loss) by the weighted-average number of shares of common stock outstanding plus the dilutive effect of shares issuable through the common stock equivalents. For the nine months ended September 30, 2015 and year ended December 31, 2014, there were 2,188,677 and 2,126,674, respectively, potentially dilutive securities not included in the calculation of weighted- average shares of common stock outstanding since they would be anti-dilutive.

New Accounting Pronouncements

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606),” which is the new, comprehensive revenue recognition standard that will supersede all existing revenue recognition guidance under Generally Accepted Accounting Principles (“GAAP”). The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to a customer in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective for annual and interim periods beginning on or after December 15, 2017, and early adoption is not permitted. Entities will have the option of using either a full retrospective approach or a modified approach to adopt the guidance in the ASU. The Company currently has no revenues and does not expect any impact of adopting this guidance.

In June 2014, ASU 2014-10 removed the definition of a development stage entity from the Master Glossary of the Account Standards Codification, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for the development stage entities to (1) present inception-to-date information in the statements of operations, cash flow, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The ASU is effective for annual reporting periods beginning after December 15, 2014, and interim periods therein with early adoption permitted. The Company adopted this ASU effective with the December 31, 2014 consolidated audited financial statements resulting in the removal of previously required development stage information.

In June 2014, the FASB issued ASU 2014-12, “Compensation-Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide for a Performance Target.” This ASU provides more explicit guidance for share-based awards that require a specific performance target that affects vesting and that could be achieved after the requisite service period as a performance condition. The new guidance is effective for annual and interim reporting periods beginning after December 15, 2015. The Company does not expect the adoption of this guidance to have a material impact on the consolidated financial statements.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 AND 2014

NOTE 3	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

New Accounting Pronouncements (continued)

In August 2014, the FASB issued ASU 2014-15, “Presentation of Financial Statements – Going Concern (Topic 205-40)”, which requires management to evaluate whether there is a substantial doubt about an entity’s ability to continue as a going concern for each annual and interim reporting period. If substantial doubt exists, additional disclosure is required. This new standard will be effective for the Company for annual and interim periods beginning after December 31, 2016. Early adoption is permitted. The Company expects to adopt this new standard for the fiscal year ending December 31, 2017 and the Company will continue to assess the impact on its consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 4	EQUIPMENT

Equipment consisted of the following as of September 30, 2015 and December 31, 2014:

	9/30/2015			12/31/2014
	Cost	Accumulated Amortization	Net Book Value	Cost	Accumulated Amortization	Net Book Value
Office equipment	$9,414	$(9,414)	$—	$9,414	$(9,414)	$—
Computer equipment	12,506	(12,506)	—	12,506	(12,506)	—

	$21,920	$(21,920)	$—	$21,920	$(21,920)	$—

The Company recorded depreciation expense of $-0- and $193 for the nine months ended September 30, 2015 and 2014, respectively.

NOTE 5	FAIR VALUE MEASUREMENTS

Accounting Standards Codification 820, “Fair Value Measurements and Disclosure,” (“ASC 820”) defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, not adjusted for transaction costs. ASC 820 also establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels giving the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 AND 2014

NOTE 5	FAIR VALUE MEASUREMENTS (CONTINUED)

The three levels are described below:

Level 1 Inputs – Unadjusted quoted prices in active markets for identical assets or liabilities that is accessible by the Company;

Level 2 Inputs – Quoted prices in markets that are not active or financial instruments for which all significant inputs are observable, either directly or indirectly;

Level 3 Inputs – Unobservable inputs for the asset or liability including significant assumptions of the Company and other market participants.

There were no transfers in or out of any level for the periods ended September 30, 2015 and December 31, 2014. The Company determines fair values for its investment assets as follows:

Cash equivalents at fair value – the Company’s cash equivalents, at fair value, consist of money market funds – market to market. The Company’s money market funds are classified within Level 1 of the fair value hierarchy since they are valued using quoted market prices from an exchange.

The following tables provide information on those assets measured at fair value on a recurring basis as of September 30, 2015 and December 31, 2014:

	Carrying Amount In Balance Sheet	Fair Value	Fair Value Measurement Using
			Level 1	Level 2	Level 3
Assets at 9/30/2015:
Money Market Funds	$41,867	$41,867	$41,867	$—	$—
Assets at 12/31//2014:
Money Market Funds	$22,733	$22,733	$22,733	$—	$—

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 AND 2014

NOTE 6	SHORT TERM BRIDGE LOAN BORROWINGS

During 2013 and 2012, the Company had entered into bridge loan agreements for total borrowings of $310,000 with the executive director, chairman – board of directors and major stockholder of PTI U.S.A. and director of PTI Canada (the “Major Stockholder and Chairman”). The proceeds were used to fund research, development and the general operating activity of the Company. The loan bore interest at a rate of 10% per annum. On February 15, 2013, upon completion of the next fundraising round, the loan and accrued interest of $317,789 were converted into a fixed number of 953,367 warrants to purchase shares of the Company’s common stock at the purchase price of $1.00 per share (converted at 3 warrants for each $1.00). The Company did not enter into any bridge loan arrangements during 2014. During January 1, 2015 through September 30, 2015, the Company had entered into a series of bridge loan arrangements for total borrowings received of approximately $214,000 with the Major Stockholder and Chairman. The last installment due under the September 1, 2015 bridge loan arrangement of $45,851 was received by the Company on October 20, 2015. The proceeds were once again used to fund research, development and the general operating activity of the Company. The Company has guaranteed the payment of all principal and interest in the form of the Company’s common stock at a purchase price of $1.25 per share. The loan bears interest at a rate of 10% per annum. The Company recorded interest expense of $3,537 (which is accrued is accrued at 9/30/15) and $0 for the nine months ended September 30, 2015 and 2014, respectively.

NOTE 7	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses including amounts due to stockholders of the Company consisted of the following as of September 30, 2015 and December 31, 2014:

	September 30, 2015	December 31, 2014
Patent costs - to University of Toronto, a stockholder	$64,038	$87,244
Patent costs - legal expenses	23,813	51,120
Salary and related benefits to Officer / Related Party	46,629	—
Other	16,343	7,369

	$150,823	$145,733

NOTE 8	STOCKHOLDERS’ EQUITY

Authorized Number of Common Stock Shares

During the formation of the Company, the original number of authorized shares was 750,000 shares of common stock. All 750,000 shares of common stock were issued and outstanding. On August 19, 2005, the number of authorized shares of common stock was increased from 750,000 to 10,000,000 shares. The Company adopted a certificate of amendment to the Company’s restated certificate of incorporation to increase the number of authorized shares of its $.001 par value common stock from 10,000,000 shares to 20,000,000 shares which was recorded by the state of Delaware on October 2, 2015.

As of September 30, 2015 and December 31, 2014, the Company has 10,000,000 shares of common stock authorized.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 AND 2014

NOTE 8	STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock Splits

On August 19, 2005, the number of shares of common stock issued and outstanding were split using a fraction of 4/3. This resulted in the Company having 1,000,000 common stock shares issued and outstanding upon the stock split.

On October 26, 2006, the Company’s common stock issued and outstanding was split into a new number of shares of common stock of the Company by multiplying each such share by 3.471652721. No fractional shares were issued in connection therewith. This resulted in the Company having 4,409,816 common stock shares issued and outstanding upon the stock split.

The Company has not had any additional stock splits since 2006.

Common Stock Issuances

No common stock was issued during the nine months ended September 30, 2015 and the year ending December 31, 2014.

On March 15, 2006, the Company adopted the “Protagenic Therapeutic, Inc. 2006 Employee, Director and Consultant Stock Plan” (the “Plan”) and authorized 140,000 shares for issuance pursuant to the Plan. On April 1, 2012, the Company increased the number of authorized shares to 2,000,000 shares. In accordance with the Plan, the Company can grant to certain employees, directors or consultants options to purchase shares of the Company’s common stock which vest automatically or ranging from a one year period to a five year period. The shares are exercisable over a period of ten years from the date of grant. The Plan provides that qualified options be granted at an exercise price equal to the fair market value at the date of grant, as determined by the Board of Directors. During the nine months ended September 30, 2015 and 2014, the Company granted a total of 490,000 and 116,667 respectively, options to purchase shares of the Company’s common stock at an exercise price of $1.25 and $1.00 per share. The 2015 and 2014 options vest monthly ranging from six months to over a five year period for one individual.

Management has determined that for each round of stock options granted, it was reasonable to estimate the fair value of the common stock options using the Black Scholes option pricing model. Accordingly, the Company has accounted for options using this calculated value method. Based on the fact that the Company is a privately held company with no revenue, management has estimated its expected future equity volatility factor in valuing the Company’s common stock equivalents by starting with its historical volatility adjusted for the volatility of equity interests from comparable publicly traded and privately held published companies to arrive at such industry benchmarks to evaluate.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 AND 2014

NOTE 8	STOCKHOLDERS’ EQUITY (CONTINUED)

Stock-Based Compensation

The fair value of each stock option granted and warrant issued was estimated using the Black Scholes assumptions and or factors as follows:

Expected dividend yield (no dividends paid by the Company through 9/30/15)	- 0 -
Risk - free interest rate (Publicly available data published by the Federal Reserve)	2.30%
Expected life in years	10
Expected future equity volatility	85%
Weighted average calculated value of all common stock equivalents	$.90
Forfeitures based on voluntary termination behavior and analysis of actual option or warrant forfeitures (no forfeitures received by the Company through 9/30/15)	- 0 -
Calculated fair value of all common stock equivalents	$.75

Stock Options

The Company has outstanding the following options categorized by the type of grantee to purchase shares of the Company’s common stock as of September 30, 2015 and December 31, 2014:

Grantee	9/30/2015	12/31//2014
Officer / Related Party	250,000	175,000
Consultants - Research & Development	1,064,444	664,444
Consultants - Legal	104,150	104,150
License Agreement - Research & Development	129,150	129,150
Consultants - Business Development, Administration and Clinical	160,000	145,000

Total Options Granted	1,707,744	1,217,744

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 AND 2014

NOTE 8	STOCKHOLDERS’ EQUITY (CONTINUED)

The following is an analysis of the stock option grant activity under the Plan:

	Number of Options	Exercise Price	Weighted Average Exercise Price
Options granted during the year 2006	531,598	$0.26
Options granted during the year 2007	21,146	$1.00
Options granted during the year 2011	300,000	$1.00
Options granted during the year 2012	125,000	$1.00

Total Options outstanding at December 31, 2013	977,744		$0.60
Options granted during the nine months ended September 30, 2014 (includes 41,667 options granted to the Officer/Related Party)	116,667	$1.00

Total Options outstanding at September 30, 2014	1,094,411		$0.63
Options granted during the three month period ended December 31, 2014	123,333	$1.00

Total Options outstanding at December 31, 2014	1,217,744		$0.68
Options granted during the nine months period ended September 30, 2015	490,000	$1.25

Total Options outstanding at September 30, 2015	1,707,744		$0.84

Stock Options

As of September 30, 2015 and December 31, 2014, the Plan had available option shares to be granted of 292,256 and 782,256, respectively. No stock options expired or were forfeited during the nine months ended September 30, 2015 and 2014. As of September 30, 2015 and December 31, 2014, the stock options had no intrinsic value. The Company recognized stock-based compensation expense pertaining to the options granted of $172,630 and $59,618 during the nine months ended September 30, 2015 and 2014, respectively.

The Company has recognized a total stock-based compensation expense pertaining to the options granted under the Plan of $971,550 since its formation through September 30, 2015 based on a fair value of $.75 per share calculated using the Black Scholes.

As of September 30, 2015, the unrecognized compensation cost on the 490,000 and 123,333 stock option grants that are non-vested and that were granted during the nine months ended September 30, 2015 or during the year ended December 31, 2014, respectively, under the Plan was $314,583.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 AND 2014

NOTE 8	STOCKHOLDERS’ EQUITY (CONTINUED)

The following is an analysis of the non-vested stock options under the Plan as of September 30, 2015:

Number of Options	Expiration Date	Remaining Contractual Life (Years)	Exercise Price
175,000	March 9, 2016	0.42	$ 1.25
108,333	March 1, 2017	1.42	$ 1.00
62,500	March 9, 2017	1.42	$ 1.25
125,000	February 1, 2018	2.34	$ 1.25
250,000	January 22, 2020	4.32	$ 1.25

Warrants:

The Company has conducted private placement offerings to raise financing since its formation. In connection with the private placement offerings that occurred in 2013, 2011 and 2007, the Company offered its common stock at a fixed purchase price of $1.00 per share, $0.001 par value, and offered 3 warrants for each share purchased. The warrants have an exercise price of $1.00 per share and have an exercise term of ten years from the date of issuance.

The Company has outstanding the following warrants to purchase the Company’s common stock as of September 30, 2015 and December 31, 2014:

	September 30, 2015	December 31, 2014
Financing and stock subscriptions (includes 300,000 warrants to the Major Stockholder and Chairman)	2,100,000	2,100,000
Consultants	100,000	100,000
Debt conversion, Major Stockholder and Chairman	953,367	953,367

Total Warrants Issued	3,153,367	3,153,367

A summary of warrant issuances are as follows:

	Number of Warrants	Exercise Price	Weighted Average Exercise Price
Balance at December 31, 2012	775,000	$1.00 - 1.25	$1.03
Warrants exercised	—
Warrants expired	—
Warrants issued with stock subscriptions	2,378,367	$1.00	$1.01

Balance at December 31, 2013	3,153,367

Balance at December 31, 2014	3,153,367		$1.00

Balance at September 30, 2015	3,153,367		$1.00

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 AND 2014

NOTE 8	STOCKHOLDERS’ EQUITY (CONTINUED)

All outstanding warrants are currently exercisable. A summary of warrants issued and outstanding at September 30, 2015 is summarized as follows:

Number of Common Stock Equivalents	Expiration Date	Remaining Contractual Life (Years)	Exercise Price
100,000	01/01/2017	1.2	$ 1.25
675,000	07/07/2021	5.5 to 6.7	$ 1.00
2,378,367	12/20/2023	7.3 to 8.1	$ 1.00

3,153,367

As of September 30, 2015, the Major Stockholder and Chairman has been issued 1,253,367 warrants to purchase 417,789 shares of common stock at an exercise price of $1.00 exercisable over 10 year periods which ends either on May 19, 2021 or on February 18, 2023.

The Company recognized stock-based compensation expense pertaining to the warrants issued of $0 during the nine months ended September 30, 2015 and 2014.

The Company has recognized a total stock-based compensation expense pertaining to the warrants issued of $761,633 since its formation through September 30, 2015, based on a fair value of $.75 per share calculated using the Black Scholes.

NOTE 9	INCOME TAXES

PTI Canada

Income tax recoveries attributable to losses from operations differ from the amounts computed by applying the combined Canadian federal and provincial income tax rates to pre-tax losses from operations primarily as a result of the provision of a valuation allowance on net future income tax benefits. Due to PTI Canada’s stage of development and operations, and uncertainties related to the industry in which it operates, the tax benefit of the PTI Canada’s future income tax assets has been completely offset by a valuation allowance.

As of December 31, 2014 and 2013 (the most recent completed year-ends), the PTI Canada had available research and development expenditures for income tax purposes of approximately CA$1,131,000 and CA$1,045,000, respectively, or approximately $980,000 and $982,000, respectively, which may be carried forward indefinitely to reduce future years’ taxable income. As of December 31, 2014 and 2013, PTI Canada also has unclaimed Canadian federal scientific research and development investment tax credits which are available to reduce future federal taxes payable of CA$223,000 and CA$209,000, respectively, or approximately $196,000 and $193,000, respectively. The benefit of these losses and investment tax credits has not been recorded in the accompanying consolidated financial statements.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 AND 2014

NOTE 9	INCOME TAXES (CONTINUED)

PTI Canada has accumulated federal and provincial income tax losses that can be used to offset future years’ taxable income. The non-capital tax losses expire as follows:

CA$
2026	102,700
2027	106,300
2028	79,100
2029	92,100
2030	74,000
2031	85,900
2032	81,900
2033	83,000
2034	99,000

804,000

PTI U.S.A.

PTI U.S.A, the parent company, also files its own federal and separate state income tax returns. Certain tax years are subject to examination by the Internal Revenue service and certain state taxing authorities and generally remain open for 3 years after filing. The Company does not believe there would be any material adjustments upon such examination.

As of September 30, 2015 and December 31, 2014, the Company had federal net operating loss carryforwards of approximately $1,441,000 and $1,041,000, respectively, to reduce future federal income tax liabilities through 2035, which under regulations of the Internal Revenue Service related to ownership changes, could be limited under IRC Section 382. As of September 30, 2015 and December 31,2014, the Company had state net operating loss carryforwards of approximately $343,000 and $293,000, respectively, to reduce future state tax liabilities also through 2022.

As of September 30, 2015 and December 31, 2014, realization of the Company’s deferred tax assets of $1,095,000 and $927,000, respectively, were not considered more likely than not and, accordingly, a valuation allowance of $1,095,000 and $927,000, respectively, has been provided.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 AND 2014

NOTE 9	INCOME TAXES (CONTINUED)

The net change in the valuation allowance during the nine months ended September 30, 2015 increased by $168,000 and in 2014 increased by $67,000.

	September 30, 2015	December 31, 2014
Federal net operating loss	$514,000	$354,000
State net operating loss	55,000	47,000
Canadian provincial - income tax losses	333,000	333,000
Canadian provincial - scientific investment tax credits	193,000	193,000

	1,095,000	927,000
Valuation allowance	(1,095,000)	(927,000)

Net deferred tax asset	$—	$—

The Company had state income tax expense based on U.S. capital tax of $1,500 and $3,463 for the nine months ended September 30, 2015 and 2014, respectively.

For the nine months ended September 30, 2015 and year ended December 31, 2014, the actual tax expense differs from the effective tax expense (benefit) based on the U. S. Federal tax rate of 34%, as follows:

	9/30/2015	12/31/2014
Expected Federal tax rate	(34.0%)	(34.00%)
Expected State tax rate, net of Federal effect	(6.0%)	(6.0%)
Change in valuation allowance	40.0%	40.0%

Net deferred tax asset	0.0%	0.0%

NOTE 10	COLLABORATIVE AGREEMENTS

The Company and the University of Toronto, a stockholder of the Company (the “University”) entered into an agreement effective December 14, 2004 (the “Research Agreement”) for the performance of a research project titled “Evidence for existence of TCAP receptors in neurons” (the “Project”). The Research Agreement expired on March 31, 2013.

The Company and the University entered into an agreement effective April 1, 2014 (the “New Research Agreement”) for the performance of a research project titled “Teneurin C-terminal Associated Peptide (“TCAP”) mediated stress attenuation in vertebrates: Establishing the role of organismal and intracellular energy and glucose regulation and metabolism” (the “New Project”). The New Project is to perform research related to work done by a professor at the University and stockholder of the Company (the “Professor”) in regard to TCAP mediated stress attenuation in vertebrates: Establishing the role of organismal and intracellular energy and glucose regulation and metabolism. In addition to the New Research Agreement, the Professor entered into an agreement with the University in order to commercialize certain technologies. The New Research Agreement expired on March 31, 2015. In September 2015, the New Research Agreement was extended to March 31, 2016 which allows for further development of the technologies and use of their applications.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 AND 2014

NOTE 10	COLLABORATIVE AGREEMENTS (CONTINUED)

As of September 30, 2015 the University has been granted 129,150 stock options which are fully vested at exercise prices of $.26 and $1.00 exercisable over 10 year periods which ends either on March 15, 2016 or on April 1, 2022. As of September 30, 2015 the Professor has been granted 483,299 stock options which are fully vested, except for 108,333 stock options, which are exercisable at exercise prices of $.26 and $1.00 exercisable over 10 or 13 year periods which ends either on March 15, 2016 or on March 1, 2027.

The sponsorship research and development expenses were $151,812 and $161,936 pertaining to the Research Agreements for the nine months ended September 30, 2015 and 2014, respectively.

NOTE 11	LICENSING AGREEMENTS

On July 31, 2005, the Company had entered into a Technology License Agreement (“License Agreement”) with the University pursuant to which the University agreed to license to the Company patent rights and other intellectual property, among other things (the “Technologies”). The Technology License Agreement was amended on February 18, 2015 and currently does not provide for an expiration date.

Pursuant to the License Agreement and its amendment, the Company obtained an exclusive worldwide license to make, have made, use, sell and import products based upon the Technologies, or to sublicense the Technologies in accordance with the terms of the License Agreement and amendment. In consideration, the Company agreed to pay to the University a royalty payment of 2.5% of net sales of any product based on the Technologies. If the Company elects to sublicense any rights under the License Agreement and amendment, the Company agrees to pay to the University 10% of any up-front sub-license fees for any sub-licenses that occur on or after September 9, 2006, and, on behalf of the sub-licensee, 2.5% of net sales by the sub-licensee of all products based on the Technologies. The Company had no revenue for the periods ended September 30, 2015 and 2014 and therefore was not subject to paying any royalties.

The License Agreement contains certain diligence clauses for product development and commercialization. As a result, the University could convert the Company’s exclusive license into a non-exclusive arrangement. Interest on any amounts owed under the License Agreement and amendment will be at 3% per annum. All intellectual property rights resulting from the Technologies or improvements thereon will remain the property of the other inventors and/or the Professor, and/or the University, as the case may be. The Company has agreed to pay all out-of- pocket filing, prosecution and maintenance expenses in connection with any patents relating to the Technologies. In the case of infringement upon any patents relating to the Technologies, the Company may elect, at its own expense, to bring a cause of action asserting such infringement. In such a case, after deducting any legal expenses the Company may incur, any settlement proceeds will be subject to the 2.5% royalty payment owed to the University under the License Agreement and amendment.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 AND 2014

NOTE 11	LICENSING AGREEMENTS (CONTINUED)

The Company, as a non-owner of the Technologies, incurred legal expense for research and development projects associated with the License Agreement and its amendment of $17,855 and $25,287 during the nine months ended September 30, 2015 and 2014, respectively.

The Company also incurred patent costs as a non-owner of the Technologies for research and development projects associated with the License Agreement and its amendment of $17,482 and $60,434 during the nine months ended September 30, 2015 and 2014, respectively.

The patent applications were made in the name of the Professor and other inventors, but the Company’s exclusive, worldwide rights to such patent applications are included in the License Agreement and its amendment with the University. The Company maintains exclusive licensing agreements and it currently controls the six intellectual patent properties.

The patents are summarized as follows:

Patent Description	Country	Patent Status	Issue Date
Teneurin C-Terminal Associated Peptides (“TCAP”) and Methods and uses thereof. Serial # 10/510,959	United States	Issued	01/03/2012

TCAP and Methods and uses thereof. Serial # 2003221575.	Australia	Issued	09/23/11

TCAP and Methods and uses thereof. Serial # 2,482,810.	Canada	Issued	6/10/2014

TCAP and Methods and uses thereof. Serial # 03717086.7	France, Germany and Great Britain	Issued	3/12/2014

A Method for Regulating Neurite Growth: Application. Serial # 60/783,821	United States	Pending (Filed on 03/21/06)	-

Method for Modulating Glucose Transport Using TCAP. Serial # 62/026,346	United States	Pending (Filed on 07/18/14)	-

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 AND 2014

NOTE 12	COMMITTMENTS AND CONTINGENCIES

Operating Lease with Related Party

The Company paid its sole employee and officer, a related party, serving as the interim president and chief operating officer of PTI U.S.A. and a director and president and chief operating officer of PTI Canada (the “Officer/Related Party”), $3,584 and $3,577 for rent during the nine months ended September 30, 2015 and 2014, respectively, on the property which the Company is renting. The Company occupies roughly 1/3 of the total rented area and pays rent in an amount approximately to 1/3 of the monthly rent on the property. As of September 30, 2015, the monthly rent is $430 per month which is now paid by the Company on a month to month basis which may be cancelled upon providing the proper notice to the other party. Thus, the future lease commitment rent expense will be $5,160 per year.

Employment Agreement

The Company had an employment agreement with its sole employee the Officer/Related Party which expired on December 31, 2015. The employment agreement indicated a salary of $6,489 or CA$8,175 per month at a calculated value at September 30, 2015 plus a bonus, other healthcare benefits and was granted stock options As of September 30, 2015, the Officer/Related Party has been granted 250,000 stock options, 212,500 are fully vested, except for 37,500 stock options which are exercisable at exercise prices of $.26, $1.00 and $1.25 exercisable over 10 year periods which ends either on August 1, 2016 or on March 30, 2021 or on March 1, 2014 or on March 9, 2025. The Company’s salary expense to the Officer/Related Party was $58,424 (of which $43,354 is accrued at September 30, 2015) and $66,382 for the nine months ended September 30, 2015 and 2014, respectively.

Consulting Agreements

Consultant

PTI Canada entered into a consulting agreement with a stockholder of the Company, (the “Consultant”) which expired on December 31, 2015 and is currently in the process of being extended for an additional year, an pursuant to which the Consultant was responsible for overseeing i) design and development of enzyme-linked immunosorbent assay “(ELISA”), assays for measuring TCAP, ii) evaluation of TCAP exposure biomarker assay, iii) development of pipeline peptides, and iv) development of clinically compatible formulations for TCAP, as well as all of the bench research and development of formulation and extraction methods. As of September 30, 2015, the Consultant has been granted 150,000 stock options which are fully vested, except for 25,000 stock options which are exercisable at an exercise price of $1.00 exercisable over 10 year periods which ends either on March 30, 2021, or on April 1, 2022, or on December 1, 2022, or on March 1, 2024, or on March 9, 2025 or on March 1, 2024. The Consultant is paid CA$1,000 per month. Either party may terminate the agreement (a) immediately at any time upon written notice to the other party in the event of a breach of the agreement by the other party which cannot be cured (i.e. breach of the confidentiality obligations) and or (b) at any time without cause upon not less than fifteen (15) days’ prior written notice to the other party.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 AND 2014

NOTE 12	COMMITTMENTS AND CONTINGENCIES (continued)

Consulting Agreements (continued)

Consultant (continued)

Upon expiration or termination, neither the Company nor Consultant will have any further obligations under the consulting agreement.

The Company paid the Consultant $7,866 (of which $6,279 is accrued at September 30, 2015) and $8,120, respectively, for research and development projects during the nine months ended September 30, 2015 and 2014, respectively.

Consultant

The Company entered into a consulting agreement with a consultant effective January 2015. The consultant is responsible for providing the Company with technical and advisory services related to the Company’s research and development efforts. The consulting agreement is effective through January 2020. The Company has granted the consultant ten-year stock options to purchase 200,000 shares of the Company’s common stock, at an exercise price of $1.25 per share. The options vest monthly on the first day of each calendar month following January 22, 2015, such that the shares shall be fully vested on January 22, 2020, provided the consultant is still providing services to the Company.

Consultant

The Company entered into a consulting agreement with a Professor of Psychiatry at the University of Toronto and Psychiatrist-in-Chief at University Health Network (comprised of Toronto General, Toronto Western and Princess Margaret hospitals). The consultant is also responsible for providing the Company with technical and advisory services related to the Company’s research effort. For his services, the Company has granted the consultant stock options to purchase 25,000 shares of the Company’s common stock at an exercise price of $1.25 per share, which vests on March 9, 2017 and expires on March 9, 2025.

Consultant

The Company entered into a consulting agreement with a consultant that is also a clinician and researcher and Private Docent at the University of Geneva Medical School, where the consultant teaches Neurosciences and is head of the Bipolar Program in the Department of Psychiatry. The consultant is also responsible for providing the Company with technical and advisory services related to the Company’s research effort. For his services, the Company has granted the consultant stock options to purchase 25,000 shares of the Company’s common stock at an exercise price of $1.25 per share, which vest on March 9, 2017 and which expire on March 9, 2025.

Legal

In the normal course of business, the Company may become subject to claims or assessments. Such matters are subject to many uncertainties, and outcomes, which are not readily predictable with assurance. Effective September 2, 2015, the Company entered into an engagement letter with a law firm to assist in a possible merger transaction. The Company was required and paid a retainer fee of $25,000.

PROTAGENIC THERAPEUTICS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2015 AND 2014

NOTE 12	COMMITTMENTS AND CONTINGENCIES (continued)

Placement Agency Agreement

The Company had entered into a Placement Agency Agreement (the “Agency”) effective June 15, 2015 in connection with a private placement offering to issue up to 1,200,000 shares of the Company’s common stock at a price of $1.25 per share. However, the agreement was voluntarily terminated by the Company effective August 14, 2015. Since the Company did not close on any institutional financings or investments from investors during this period, the Company was not obligated to pay any commissions or fees to the Agency.

NOTE 13	COMPENSATED ABSENCES

The employee of the Company is entitled to paid vacation, paid sick days, and paid personal days off depending on the length of service. The Company is unable to estimate the amount of compensation for absences, and accordingly, no liability has been recorded in the accompanying consolidated financial statements. Thus, it is the Company’s policy to recognize the costs of compensated absences when actually paid to the employee.

NOTE 14	SUBSEQUENT EVENTS

Short-Term Bridge Loan Borrowings

The Company entered into additional bridge loan arrangements subsequent to September 30, 2015 for total borrowings and or receipts of approximately $136,000 with the Major Stockholder and Chairman of the Company. The proceeds were used to fund research, development and the general operating activity of the Company and all principal and interest payments were once again guaranteed by the Company in the form of the Company’s common stock at a purchase price of $1.25 per share. The loan has interest at a rate of 10% per annum.

Consulting Agreement

The Company has hired a new acting Chief Financial Officer (“CFO”) of the Company and will become the Chief Financial Officer upon the closing of an anticipated merger transaction. The CFO will receive base compensation of $125,000 per year for his part-time work. In addition, The CFO will receive 100,000 options under the 2006 Plan as a sign-on bonus. These options will have an exercise price of $1.25 per share, a ten-year term and vest over a three-year period in equal monthly installments.

Warrants

On November 4, 2015, the Company entered into a consulting agreement with a consultant providing for a continuation of existing consulting services through December 31, 2015. As consideration for entering the consulting agreement, the consultant has been granted a warrant to purchase 250,000 shares of the Company’s common stock, exercisable for an eight year period ending in October, 2023 at an exercise price of $1.25 per share. The warrant became fully vested on December 31, 2015.